                                                                     EXHIBIT 1.1

                             PETROQUEST ENERGY, INC.
                            (a Delaware corporation)


                             Underwriting Agreement
                                February 14, 2002

                        4,545,455 Shares of Common Stock
                          (par value $0.001 per share)


Johnson Rice & Company L.L.C.
639 Poydras Street, Suite 2775
New Orleans, Louisiana 70113

Ladies and Gentlemen:

         PetroQuest Energy, Inc., a Delaware corporation (the "Company"), confirms its agreement with Johnson Rice & Company, L.L.C. (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of 4,545,455 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Firm Shares"). In addition, the Company grants to the Underwriter an option to purchase up to an additional 681,818 shares of the Common Stock on the terms and for the purposes set forth in
Section 2 (the "Option Shares"). The Firm Shares to be purchased by the Underwriter, together with the Option Shares, if purchased, are hereinafter collectively called the "Securities." The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-63920), and Amendment No. 1 thereto ("Amendment No. 1"), covering the registration of the Securities under the Securities Act of 1933, as amended ("1933 Act"), including a related prospectus, and the registration statement has been declared effective by the Commission. The registration statement as amended by Amendment No. 1 and further amended at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriter in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any definition herein), and



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any reference to "amend," "amendment" or "supplement" with respect to the
Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


                                   SECTION 1
                         REPRESENTATIONS AND WARRANTIES


       (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriter as of the date hereof, and as of the First Delivery Date or Second Delivery Date referred to in Section 2 hereof, as appropriate, and agrees with the Underwriter, as follows:

       (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3. At the time of the initial filing of the Registration Statement, the Company met the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the First Delivery Date or Second Delivery Date, as appropriate, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the First Delivery Date or Second Delivery Date, as appropriate, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus. Each preliminary prospectus and the Prospectus filed as part




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of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (2) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

       (3) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Other than the historical financial statements (and schedules) included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein.

       (4) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries (as hereinafter defined) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) no casualty loss, condemnation or other adverse event with respect to any of the properties of the Company or the Subsidiaries has occurred that would, individually or in the aggregate, have a Material Adverse Effect, (C) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, that are material to the Company and the Subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the

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Company on any class of its capital stock or by any of the Subsidiaries with respect to any class of their membership interests.

       (5) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

       (6) ORGANIZATION AND GOOD STANDING OF SUBSIDIARIES; NO OTHER SUBSIDIARIES. Each of PetroQuest Energy, L.L.C. and PetroQuest Oil & Gas, L.L.C. (each a "Subsidiary" and together the "Subsidiaries") has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Louisiana, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as stated in the Registration Statement and the Prospectus (including the documents incorporated therein by reference), all of the membership interests in each Subsidiary are validly issued and fully paid; all such membership interests are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the membership interests of either Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. Except for the Subsidiaries the Company does not own an equity interest in any other person.

       (7) CAPITALIZATION. The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of the First Delivery Date or Second Delivery Date, as appropriate, will be, as set forth in the Prospectus, which has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.



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       (8) OTHER SECURITIES. Except as disclosed in the Registration Statement or the Prospectus (including the documents incorporated therein by reference), there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or equity interest in any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock, equity interest or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, equity interest, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

       (9) AUTHORIZATION OF AGREEMENT AND BINDING EFFECT. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws or court decisions relating to or affecting creditors' rights generally and by general principles of equity.

       (10) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the First Delivery Date or Second Delivery Date, as appropriate, validly issued, fully paid and non-assessable; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the certificates for the Securities are in valid and sufficient form; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus or in documents incorporated therein by reference, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has duly reserved a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

       (11) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of the Subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the




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Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the Registration Statement and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the articles of organization or operating agreement of any Subsidiary. As used herein, the term "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

       (12) ABSENCE OF LABOR DISPUTE. No material labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent.

       (13) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement (other than as disclosed therein) or that might reasonably be expected to result in a Material Adverse Effect or that might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the parties of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration




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Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

       (14) EXHIBITS. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein that have not been so described and filed as required.

       (15) NASDAQ QUOTATION AND TRADING. The Company's Common Stock is quoted and traded on the Nasdaq National Market ("Nasdaq"). Application will be made for approval of the Securities for quotation and trading on Nasdaq, and as of the First Delivery Date and Second Delivery Date, as appropriate, the Securities shall have been approved for quotation and trading on Nasdaq, subject to official notice of issuance.

       (16) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

       (17) POSSESSION OF LICENSES AND PERMITS. The Company and the Subsidiaries possess and are in compliance with the terms and conditions of all permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory bodies necessary to conduct the business now operated by them, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

       (18) PROPERTIES. The Company and the Subsidiaries have good and marketable title in fee simple to, or valid and enforceable leasehold interests in, all of their owned and leased real properties and good and indefeasible title to, or valid and enforceable leasehold interests in, all other material properties owned or leased by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration



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Statement or Prospectus or in documents incorporated by reference therein or (b)
do not, singly or in the aggregate, have a Material Adverse Effect.

       (19) INSURANCE. The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company and each of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that could reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

       (20) TAXES. The Company and each of the Subsidiaries has filed all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Registration Statement or Prospectus.

       (21) MORTGAGES AND DEEDS OF TRUST. Except as set forth in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible, and neither the Company, nor any Subsidiary, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its Subsidiaries.

       (22) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").



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       (23) ENVIRONMENTAL LAWS. Except as otherwise disclosed in the Prospectus, or except as would not, singly or in the aggregate, have a Material Adverse Effect, (i) the Company and the Subsidiaries have been and are in compliance with applicable Environmental Statutes (as hereinafter defined); (ii) neither the Company, any of the Subsidiaries, nor to the Company's knowledge any prior owners or operators of a property or any other party has at any time "released" (as such term is defined in Section 101(22) of CERCLA (as hereinafter defined)) or otherwise disposed of Hazardous Materials (as hereinafter defined) on, to or from the Company's or the Subsidiaries' properties; (iii) neither the Company nor any Subsidiary intends to use its currently owned or leased properties or any subsequently acquired properties, other than in compliance with applicable Environmental Statutes; (iv) neither the Company nor any Subsidiary knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including without limitation to groundwater and surface water) on, beneath or adjacent to any of their properties or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (v) neither the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statute with respect to the properties or the assets described in the Registration Statement or Prospectus or arising out of the conduct of the Company or its Subsidiaries; (vi) none of the Company's or the Subsidiaries' properties is included or, to their knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined). As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections
9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act),
33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, the Occupational Safety and Health Act, 29 U.S.C. Sections
651-678, and the Air Pollution Act of 1990, 33 U.S.C. Sections 2701-2766, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (including environmental



                                       9
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statues not specifically defined herein) (individually, an "Environmental
Statute" and collectively "Environmental Statutes") or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets of the Company or any of the Subsidiaries (a "Governmental Authority").

       (24) REGISTRATION RIGHTS. Except as described in the Registration Statement, there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement that have not been waived. Except as described in the Registration Statement or as otherwise disclosed to the Underwriter by the Company in a writing specifically referencing this Agreement, there are no registration rights or other similar rights to have any securities otherwise registered by the Company under the 1933 Act.

       (25) INTERNAL ACCOUNTING. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the knowledge of the Company, none of the Company, the Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds, and no funds of the Company or the Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

       (26) CERTAIN TRANSACTIONS AND RELATIONSHIPS. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and that is not so described or incorporated therein by reference.

       (27) NO MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities except for repurchases of common stock in compliance with Rule 10b-18 and Regulation M under the Exchange Act.

       (28) INDEPENDENT PETROLEUM ENGINEERING FIRM. Ryder Scott Company, L.P. was, as of the dates of its reports referenced in the Registration



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Statement and Prospectus (including the documents incorporated therein by reference), and is, as of the date hereof, an independent petroleum engineering firm with respect to the Company.

       (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company or any Subsidiaries that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriter as to the matters covered thereby.

                                   SECTION 2
                    SALE AND DELIVERY TO UNDERWRITER; CLOSING

       (a) SALE OF SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a price of $4.224 per share, the 4,545,455 Firm Shares, for an aggregate purchase price of $19,200,001.92. In addition, the Company grants to the Underwriter an option to purchase up to 681,818 Option Shares at the same price per share. Such option is hereby granted for the purpose of covering over-allotments in the sale of Firm Shares, and will expire if not exercised within thirty (30) days after the date of this Agreement. The option granted hereby may be exercised in whole or in part (but not more than once) by the Underwriter, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The notice of exercise shall set forth the number of Option Shares as to which the Underwriter is exercising the option, and the time and date of payment therefor and of issuance and delivery thereof. Such time and date of payment, issuance and delivery (the "Second Delivery Date") shall be determined by the Underwriter but shall not be later than three full business days after the exercise of such option, nor in any event prior to the First Delivery Date (as defined in Section 2(b)).

       (b) PAYMENT. Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 a.m. (Central time) on February 20, 2002, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "First Delivery Date"). In the event that any or all of the Option Shares are purchased by the Underwriter, payment of the purchase price for, and the delivery of, the Option Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana in the manner set forth above, or at such other place as the Company and the Underwriter shall determine, on the Second Delivery Date as specified in the notice from the Underwriter to the Company. On the First Delivery Date or Second Delivery Date, as the case may be, the Company shall deliver or cause to be delivered the Firm Shares or the Option Shares, as the case may be, through the facilities of the Depository Trust Company ("DTC") for the account of the Underwriter, against payment of the purchase price therefor by wire transfer of immediately available funds to the account of PetroQuest Energy, L.L.C. at Hibernia National Bank, as has been designated by the Company to the Underwriter.

                                    SECTION 3
                            COVENANTS OF THE COMPANY

       The Company covenants with the Underwriter as follows:

       (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b) FILING OF AMENDMENTS. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

       (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or, upon request and to the extent reasonably available, will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

       (d) DELIVERY OF PROSPECTUS. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

       (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

       (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriter, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement.

       (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

       (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

       (i) APPROVAL FOR QUOTATION AND TRADING. The Company will use its best efforts to obtain approval of the Securities for quotation and trading on Nasdaq.

       (j) RESTRICTION ON SALE OF SECURITIES. During a period of 120 days from the date hereof, the Company will not, and will cause its directors, and all officers with the title of Vice President and above, to enter into letter agreements in form and substance satisfactory to the Underwriter and its counsel committing that they will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of shares of Common Stock or options to purchase Common Stock granted under the current employee benefit plans of the Company described in the Registration Statement or Prospectus or any employee benefit plans of the Company in existence on the date hereof, (C) the issuance by the Company of shares of Common Stock in exchange for or upon conversion or exercise of outstanding securities of the Company that are described in the Registration Statement or the Prospectus in accordance with their terms, (D) shares of Common Stock or securities convertible or exercisable into shares of Common Stock may be transferred as bona fide gifts by a stockholder to such stockholder's spouse, children, siblings, parent or other descendants, or trusts controlled by such stockholder who agree prior to such transfer to be bound by a similar lock-up agreement, and (E) a stockholder that exchanges shares of Common Stock owned by the stockholder to exercise Company stock options issued in connection with employment or Company employee or director incentive plans.

                                   SECTION 4
                              PAYMENT OF EXPENSES

       (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the printing and delivery to the Underwriter of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (v) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, and reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the NASD of the terms of the sale of the Securities, and (viii) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq.

       (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, unless such termination was pursuant to the condition set forth in Section 5(j) and the failure to satisfy such condition was solely attributable to the Underwriter.

                                   SECTION 5
                    CONDITIONS OF UNDERWRITER'S OBLIGATIONS

         The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS SUPPLEMENT. The Registration Statement has become effective and at the First Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

       (b) OPINION OF COUNSEL FOR COMPANY. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such delivery date, of Porter & Hedges, LLP and the Onebane Law Firm, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibits A-1 and A-2, respectively, hereto with such qualifications and explanatory notes thereto as counsel to the Underwriter may reasonably accept.

       (c) OPINION OF COUNSEL FOR UNDERWRITER. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriter shall have received the favorable opinion, dated as of such delivery date, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., counsel for the Underwriter, with respect to such matters as the Underwriter and such counsel deem appropriate. In giving the opinions described in this Section 5, each counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Louisiana, with respect to the opinions of the Onebane Law Firm and Jones, Walker, and other than the law of the State of Texas, with respect to the opinion of Porter & Hedges, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

       (d) OFFICERS' CERTIFICATE. At the First Delivery Date and, if applicable, the Second Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that (i) there has been no such material adverse change,
(ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such officer's knowledge are contemplated by the Commission.

       (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriter shall have received from Arthur Andersen LLP a letter dated such date, in the form of Exhibit B hereto.

       (f) BRING-DOWN COMFORT LETTER. At the First Delivery Date and, if applicable, the Second Delivery Date, the Underwriter shall have received from Arthur Andersen LLP a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

       (g) APPROVAL FOR QUOTATION AND TRADING. At the First Delivery Date, the Securities shall have been approved for quotation and trading on Nasdaq, subject only to official notice of issuance.

       (h) LOCK-UP AGREEMENTS. Each director, and all officers of the Company with the title of Vice President and above, shall have executed and delivered to the Underwriter lock-up agreements containing substantially the same terms and conditions as are set forth in the first sentence of Section 3(j) hereof; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

       (i) ADDITIONAL DOCUMENTS. At First Delivery Date and, if applicable, the Second Delivery Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

       (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the First Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                                   SECTION 6
                                INDEMNIFICATION

       (a) INDEMNIFICATION OF UNDERWRITER. The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

       (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the fifth paragraph of the cover page, and in the third, fourth, ninth, tenth, eleventh and twelfth paragraphs under the caption "Underwriting" in the prospectus supplement constituting part of the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

       (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought thereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action

(which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                                   SECTION 7
                                  CONTRIBUTION

       If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                                   SECTION 8
                         REPRESENTATIONS, WARRANTIES AND
                         AGREEMENTS TO SURVIVE DELIVERY

       All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

                                   SECTION 9
                            TERMINATION OF AGREEMENT

       (a) TERMINATION; GENERAL. In addition to its rights to terminate this Agreement under Section 5(j) hereof, the Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the First Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the American Stock Exchange or the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

       (b) LIABILITIES. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                                   SECTION 10
                                    NOTICES


       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, fax number (504) 566-0742, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 400 E. Kaliste Saloom Road, Suite

3000, Lafayette, Louisiana 70508, fax number (337) 232-0044, attention of Charles T. Goodson, Chairman and Chief Executive Officer.

                                   SECTION 11
                                    PARTIES


       This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                                   SECTION 12
                             GOVERNING LAW AND TIME

       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

                                   SECTION 13
                        EFFECT OF HEADINGS; COUNTERPARTS

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof. If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                    Very truly yours,

                                    PETROQUEST ENERGY, INC.


                                    By:    /s/ Charles T. Goodson
                                           -------------------------------------
                                    Name:  Charles T. Goodson
                                    Title: Chairman and Chief Executive Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:

JOHNSON RICE & COMPANY L.L.C.


By:      /s/ Gregory L. Miner
         ---------------------------
Name:    Gregory L. Miner
Title:   Partner

                                                                     EXHIBIT A-1

                           FORM OF OPINION OF COUNSEL
                             (PORTER & HEDGES, LLP)

       (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       (2) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

       (3) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization." When issued to the Underwriter against payment therefor as provided for in the Underwriting Agreement, the Securities will have been duly authorized and validly issued and will be fully paid and non-assessable. The Common Stock conforms in all material aspects to the descriptions thereof included in or incorporated by reference into the Registration Statement.

       (4) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

       (5) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency is legally required for the execution and delivery of the Underwriting Agreement by the Company or in connection with the offering or sale of the Securities by the Company under the Underwriting Agreement, other than those that have been obtained (including those under the 1933 Act and the 1933 Act Regulations), or as may be required under the state securities or blue sky laws.

       (6) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or, to the best of our knowledge, are pending or threatened by the Commission.

       (7) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than the financial statements and notes thereto, schedules and other financial, reserve and production data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations thereunder.

       (8) All descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

       (9) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

       (10) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       Nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and notes thereto, schedules and other financial reserve and production data included therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial reserve and production data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       Such opinion shall be limited to the federal laws of the United States, the internal laws of the State of Texas, and the General Corporation Law of the State of Delaware.

                                                                     EXHIBIT A-2

                           FORM OF OPINION OF COUNSEL
                               (ONEBANE LAW FIRM)


       (1) Each Subsidiary has been duly organized and is validly existing as a limited liability company ("LLC") in good standing under the laws of the State of Louisiana, has all requisite power and authority as an LLC to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus or the documents incorporated therein by reference, all of the issued and outstanding membership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

       (2) To the best of our knowledge, no default exists and no event has occurred that with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any loan agreement, note or any other similar obligation evidencing indebtedness for borrowed money to which the Company or any Subsidiary is a party or by which any of them is bound, which default is or would result in a Material Adverse Effect.

       (3) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us after reasonable inquiry, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for conflicts, breaches, defaults, events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or the articles of organization or operating agreement of any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations.

       (4) To the best of our knowledge and except as disclosed in the Registration Statement and Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, that might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

     Such opinion shall be limited to the federal laws of the United States, the internal laws of the State of Louisiana, and the General Corporation Law of the State of Delaware.

                                                                       EXHIBIT B

                        FORM OF AUDITOR'S COMFORT LETTER

       Pursuant to Section 5(e) of the Underwriting Agreement, the Company's outside auditors shall furnish a letter to the Underwriter to the effect that:

       (i) They are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1934 Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the audited consolidated financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, and the related published rules and regulations thereunder, and they have made a review in accordance with procedures established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriter;

       (iii) They have made a review in accordance with procedures established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly reports on Form 10-Q incorporated by reference into the Registration Statement or Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Underwriter; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations;

       (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in the Registration Statement or Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years that were included or incorporated by reference in the Company's Annual Report on Form 10-K for such fiscal years;

       (v) They have compared the information in the Registration Statement or Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of those procedures that caused them to believe that such information does not confirm in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

       (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its Subsidiaries, inspection of the minute books of the Company and its Subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

       (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Registration Statement or Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement or Prospectus, for them to be in conformity with generally accepted accounting principles;

       (B) any other unaudited income statement data and balance sheet items in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, or any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

       (C) the unaudited financial statements that were not included in the Prospectus but from which were derived the unaudited consolidated financial statement data and balance sheet items included in the Registration Statement or Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

       (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Registration Statement or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

       (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the issued and outstanding shares of Common Stock of the Company (other than issuances of shares upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case that were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its Subsidiaries, or any decrease in consolidated net current assets or stockholders' equity or in total revenue, income from continuing operations before extraordinary item, income per share from continuing operations of the Company and its Subsidiaries, or any increases in any items specified by the Underwriter, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement or Prospectus, except in each case for changes, increases or decreases that the Registration Statement or Prospectus discloses have occurred or may occur or that are described in such letter; and

       (F) for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement or Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriter, or any increases in any items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for increases or decreases that the Registration Statement or Prospectus discloses have occurred or may occur or that are described in such letter; and

       (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Registration Statement or Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter that are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Registration Statement or Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.